UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2018

ELEVEN BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☒

Item 8.01 – Other Events.

As previously reported, on December 13, 2017, Eleven Biotherapeutics, Inc. (the “Company”) received written notice from The Nasdaq Stock Market, LLC ("Nasdaq") notifying the Company that it was not in compliance with the requirement of Nasdaq Listing Rule 5450(a)(1) for continued listing on the Nasdaq Global Market as a result of the closing bid price of the Company's common stock being below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days, or until June 11, 2018, to regain compliance with Nasdaq Listing Rule 5450(a)(1). To regain compliance, the closing bid price of the Company's common stock was required to be at least $1.00 per share for a minimum of 10 consecutive business days.
On March 21, 2018, the Company received written notice from Nasdaq notifying the Company that that the closing bid price for the Company's common stock had been at $1.00 per share or greater for a minimum of 10 consecutive business days and, accordingly, the Company had regained compliance with Nasdaq Listing Rule 5450(a)(1) and that the matter was now closed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 23, 2018

Eleven Biotherapeutics, Inc.

By:	/s/ Richard F. Fitzgerald
Richard F. Fitzgerald
Chief Financial Officer, Secretary and Treasurer